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                                                                      EXHIBIT 21

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

                              LIST OF SUBSIDIARIES

 . Canadian Rainforest Restaurants,    . Landry's Seafood House--Missouri, Inc.
Inc.                                  . Landry's Seafood House--Nevada, Inc.
 . Captain Crab's Take-Away of 79th    . Landry's Seafood House--New Jersey,
Street, Inc.                          Inc.
 . Crab Addison, Inc.                  . Landry's Seafood House--New Mexico,
 . Crab House, Inc.                    Inc.
 . Cryo Realty, Corp.                  . Landry's Seafood House--New Orleans,
 . CryoTech Industries of North        Inc.
Carolina, Inc.                        . Landry's Seafood House--Norfolk,
 . Houston Aquarium, Inc.              Virginia, Inc.
 . Joe's Crab Shack--Alabama Private   . Landry's Seafood House--North
Club, Inc.                            Carolina, Inc.
 . Joe's Crab Shack--San Diego, Inc.   . Landry's Seafood House--Ohio, Inc.
 . Landry's Crab Shack, Inc.           . Landry's Seafood House--Oklahoma, Inc.
 . Landry's Development, Inc.          . Landry's Seafood House--Pennsylvania,
 . Landry's G.P., Inc.                 Inc.
 . Landry's Limited, Inc.              . Landry's Seafood House--San Luis, Inc.
 . Landry's Trademark, Inc.            . Landry's Seafood House--Redondo Beach,
 . Landry's Management, L.P.           Inc.
 . Landry's Private Club--Amarillo,    . Landry's Seafood House--South
Inc.                                  Carolina, Inc.
 . Landry's Private Club--Mesquite,    . Landry's Seafood House--Virginia, Inc.
Inc.                                  . Landry's Seafood House--Utah, Inc.
 . Landry's Private Club--Plano, Inc.  . Landry's Seafood Inn & Oyster Bar,
 . Landry's Seafood House--Addison,    Inc.
Inc.                                  . Landry's Seafood Inn & Oyster Bar--
 . Landry's Seafood House--Alabama,    Galveston, Inc.
Inc.                                  . Landry's Seafood Inn & Oyster Bar--
 . Landry's Seafood House--Arizona,    Kemah, Inc.
Inc.                                  . Landry's Seafood Inn & Oyster Bar--San
 . Landry's Seafood House--Arlington,  Antonio, Inc.
Inc.                                  . Landry's Seafood Inn & Oyster Bar--
 . Landry's Seafood House--Austin,     Sugar Creek, Inc.
Inc.                                  . Landry's Seafood Galveston, Inc.
 . Landry's Seafood House--Bellevue,   . Landry's Seafood Kemah, Inc.
Inc.                                  . Landry's Seafood & Steak House--Corpus
 . Landry's Seafood House--Biloxi,     Christi, Inc.
Inc.                                  . LSRI Holdings, Inc.
 . Landry's Seafood House--Colorado,   . Marina Acquisition Corporation of
Inc.                                  Florida, Inc.
 . Landry's Seafood House--Florida,    . Rainforest Cafe, Inc.
Inc.                                  . Rainforest Cafe, Inc.--Baltimore
 . Landry's Seafood House--Georgia,    County
Inc.                                  . Rainforest Cafe, Inc.--Cha Cha
 . Landry's Seafood House--Illinois,   . Rainforest Cafe, Inc.--Kansas
Inc.                                  . Rainforest Cafe Canada Holdings, Inc.
 . Landry's Seafood House--Indiana,    . Rainforest Trademark, Inc.
Inc.                                  . Yorkdale Rainforest Restaurants, Inc.
 . Landry's Seafood House--Kansas,     . Summit Aircraft Services, Inc.
Inc.                                  . Summit Seafood Supply, Inc.
 . Landry's Seafood House--Kentucky,   . West End Seafood, Inc.
Inc.                                  . Willie G's Galveston, Inc.
 . Landry's Seafood House--Lafayette,  . Willie G's Post Oak, Inc.
Inc.
 . Landry's Seafood House--Little
Rock, Inc.
 . Landry's Seafood House--Maryland,
Inc.
 . Landry's Seafood House--Memphis,
Inc.
 . Landry's Seafood House--Michigan,
Inc.
 . Landry's Seafood House--Minnesota,
Inc.